Exhibit 99.1
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        Biofield Signs Preliminary Letter of Understanding for Potential
      Merger with BPG, LLC a developer of the Fournier Feminine Multi-Test



Atlanta, GA June 28, 2005, -- Biofield Corp. (OTC BB: BZET), developer of the Biofield Breast Proliferation Detection System ("BDS"), a non-invasive, radiation-free testing system signed a letter of understanding for a potential merger or acquisition with Bay Point Group (BPG), LLC developer of the Fournier Feminine Multi-Test a self sampling cervical diagnostic test.

Fournier (BPG) has developed devices used to detect, quantify, document and assist in the diagnosis of cervical and vaginal diseases in women of all ages.

The merger is contingent upon due-diligence by both parties, a Biofield debt restructuring, equitable valuation of both companies and terms and conditions required to raise capital for both Fournier and Biofield to continue their respective commercial clinical and regulatory compliance activities that would carry forward after a merger. Biofield is commencing the debt restructuring immediately.

David M. Long, Jr., MD, PhD, Chairman and CEO of Biofield Corp. stated, "We believe that this potential merger is the appropriate step in pursuing development of our product lines while offering several strategic alliances to leverage the research, development, manufacturing and marketing strengths of our two companies.

Lower-cost breast proliferation tests and cervical cancer screening technologies are needed in both well funded medical systems as well as in medically underserved communities. The Biofield and Fournier tests are positioned as methods of affordable early detection of the number 1 and 2 causes of cancer deaths in women worldwide,' said Christian Hilmer, CEO of BPG.

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About Biofield Corp.

Biofield Corp., a medical device technology company, has developed a non-invasive system to deliver objective results that may be helpful in the early detection of epithelial abnormalities, including abnormal proliferation or growth activities in breast tissues. Use of Biofield's Breast proliferation detection system ("BDS") may distinguish those lesions likely to progress and cause significant disease. The BDS may reduce physician and patient uncertainty as well as decrease the number of diagnostic procedures performed on suspicious breast lesions.

Certain statements made in this press release should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are based on management's belief, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor"' provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believes," "anticipates," "appears," "expects," "should," "may," or words of similar import. Similarly, statements that describe the company's future plans, objectives, estimates or goals are also forward-looking statements. Such statements may address future events and conditions concerning, among other matters, (i) the ability of the company to obtain sufficient funding in order to maintain operations, complete its FDA application and have its equipment manufactured and (ii) the granting of approval by the FDA of the company's Breast Proliferation Detection System, which may not occur or, if it does, may not be timely. Additional factors which should be considered are set forth in the company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004 and Quarterly Report on Form 10-QSB for its fiscal quarter ended March 30, 2005. Copies of such documents can be obtained from the EDGAR database Internet web site maintained by the Securities and Exchange Commission at http:/www.sec.gov/edgarhp.htm. The company undertakes no obligation to release publicly the results of any revisions to its forward-looking statements that may be made in this press release to reflect events or circumstances occurring after the date of this press release.

CONTACT: John D. Stephens Senior Vice President and Chief Operating Officer Biofield Corp. Phone: (770) 740-8180

Biofield Corp.

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